FIRST AMENDMENT TO LEASE


     This FIRST AMENDMENT TO LEASE (the "Amendment") dated December 19, 2001 between AEI REAL ESTATE FUND 85-A LIMITED PARTNERSHIP, a Minnesota limited partnership, whose corporate general partner is Net Lease Management, 85-A, Inc., a Minnesota corporation, whose address is 1300 Minnesota World Trade Center, 30 East Seventh Street, St. Paul, Minnesota, 55101 ("Landlord") and HOPS GRILL & BAR, INC., a Florida corporation and successor in interest to Hops of Palm Harbor, Inc., having and address of 2701 North Rocky Point Drive Suite 300, Tampa, FL 33607 ("Tenant").



                         BACKGROUND

     Landlord and Tenant entered into a Lease Agreement (the "Lease") dated January 2, 1992 (the "Lease Execution Date") with respect to the Premises leased to Tenant as more fully described in the Lease and located at 33086 US Highway 19 North, Palm Harbor, FL. Landlord and Tenant desire to amend the Lease to extend the Term of the Lease and prescribe the correlating Rental Payments. Terms not defined herein shall have the meanings ascribed to them in the Lease.


                          AGREEMENT

     NOW THEREFORE, in consideration of the mutual covenants set forth herein, Landlord and Tenant agree to amend the Lease as follows:

     1.   TERM.     Article 2 of the Lease is hereby amended
to  extend  the Term of the Lease an additional twelve  (12)
years  (the  "Extended  Term").   The  Extended  Term  shall
commence May 1, 2002 and expire April 30, 2014.

      2. OPTION TO RENEW. Article 28 of the Lease is hereby amended to provide Tenant with an option to renew the Lease upon the same conditions and covenants contained therein for three (3) consecutive periods of five (5) years each. Base Rent during each Renewal Term shall be equal to the Rental payable for the last year for the original or expiring Renewal Term increased and adjusted annually by three percent (3%).

      3.    BASE  RENT.          Article 4 of the  Lease  is
amended in accordance with the schedule attached hereto and made a part of this Amendment, and labeled EXHIBIT "A".

     4.   ENTIRE AGREEMENT.   This Amendment contains all of
the terms and agreements between the parties relating to the subject matter of this assignment of and assumption of the Lease.

      5.   FACSIMILE SIGNATURES.    A facsimile copy of this
Assignment and Assumption and any signatures thereon shall be considered for all purposes as an original.

      IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment of Lease to be executed as of the day and year first written.



                                   AEI REAL ESTATE FUND 85-A
                                   LIMITED PARTNERSHIP,  by
                                   and through its general
                                   partner   NET    LEASE
                                   MANAGEMENT  85-A, INC.

Signed, sealed and delivered in
presence of:

    /s/ Paula Powell               By: /s/ Mark E Larson
Print:  Paula Powell               Print:  Mark E Larson
                                   Its: CFO



Signed, sealed and delivered in    HOPS GRILL & BAR, INC.
presence of:

    /s/ Kate G Asturias            By: /s/ Zack A Kollias
Print:  Kate G Asturias            Print: VP CFO
                                   Its:  Zack A Kollias





                         EXHIBIT "A"

                                   ANNUAL
YEAR       DATE         RENT      INCREASE


1          5/02      96,437.79      3%
2          5/03      99,330.92      3%
3          5/04     102,310.85      3%
4          5/05     105,380.17      3%
5          5/06     108,541.58      3%
6          5/07     111,797.83      3%
7          5/08     115,151.76      3%
8          5/09     118,606.31      3%
9          5/10     122,164.50      3%
10         5/11     125,829.44      3%
11         5/12     129,604.32      3%
12         5/13     133,492.45      3%